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                                  EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

     Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

     IN  WITNESS  WHEREOF,  the  undersigned  have  executed  this  Agreement.


                                     PACIFIC ELECTRIC WIRE & CABLE CO. LTD.


                                     By:   /s/  Tung  Ching-yun
                                        ----------------------------------------
                                        Tung  Ching-yun
                                        President


                                     PACIFIC  USA  HOLDINGS  CORP.

                                     By:  /s/  Michael  K.  McCraw
                                        ----------------------------------------
                                        Michael  K.  McCraw
                                        Chief  Financial  Officer


                                     PACIFIC  FINANCIAL  GROUP,  INC.


                                     By:  /s/  Michael  K.  McCraw
                                        ----------------------------------------
                                        Michael  K.  McCraw
                                        President


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